Exhibit T3A-29

Delaware
The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “VICI ACQUISITION II LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 2020, AT 4:02 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
Authentication: 204367697
Date: 12-18-20
4495816 8100
SR# 20208702455

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Vici Acquisition II LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company

By:	/s/ Erica Rice
Authorized Person

Name:	Erica Rice
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 04:02 PM 12/18/2020 FILED 04:02 PM 12/18/2020 SR 20208702455 - File Number 4495816